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                                                                    EXHIBIT 99.1

                                                                   June __, 2002

Commonwealth Associates, L.P.
830 Third Avenue
New York, NY  10016

Gentlemen:

In connection with the private placement of securities (the "Private Placement") of Inksure Technologies Inc. (the "Company") through Commonwealth Associates, L.P. (the "Placement Agent"), the undersigned hereby represents and agrees that during the period commencing on the date hereof and ending on the six-month anniversary of the effective date of the merger between the Company and Lil Marc, Inc. (the "Lock-Up Period"), the undersigned will not Dispose Of (as hereinafter defined) any securities of the Company that are currently held by the undersigned (the "Securities"), or any securities into which the Securities are converted or exchanged for upon any merger or other combination. In order to enforce these covenants, the Company will impose stop-transfer instructions with respect to the Securities held by the undersigned until the end of the Lock-Up Period. "Dispose Of" shall mean for the purposes of this Agreement, any sale, short-sale, assignment, transfer, pledge, option grant or grant of any economic or voting interest in, or other disposal of such securities, or any agreement or understanding with respect thereto.

Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer the Securities either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his or her immediate family, a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family, or a charitable remainder trust; provided that such transferee agrees to be bound by the provisions of this lock-up agreement. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor, or lineal descendant of brother or sister of the transferor.

Upon the execution hereof, this Agreement shall supercede any and all other agreements with respect to the matters referred to herein.


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Signature                                     Signature of Co-Owner

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Print Name                                    Print Name